CONSENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors:

Lucas Energy Inc.

Houston, Texas

We consent to the inclusion and incorporation by reference in the Prospectus constituting part of the Registration Statement on Form SB2 of our report dated June 26, 2007, relating to the financial statements of Lucas Energy Inc. as of and for the year ended March 31, 2007. We also consent to the reference to our firm under the heading "Experts" appearing herein.

/s/ Malone & Bailey, PC

Malone & Bailey, PC

www.malone-bailey.com

Houston, Texas

November 20, 2007